[LETTERHEAD OF EQUITY ONE]

                                                                    EXHIBIT 99.2
                                January 31, 2000

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
The Chase Manhattan Bank                AMBAC Indemnity Corp.       Equity One ABS, Inc.
450 West 33rd Street                    One State Street Plaza      103 Springer Bldg.
15th Floor                              18th Floor                  3411 Silverside Road
New York, NY 10001                      New York, NY 10004          Wilmington, DE 19810
Attn: Norma Catone, Account Officer     Attn: Warren Tong, VP
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RE:  Pooling and Servicing Agreement dated as of December 1, 1998
     (the "Agreement") for Equity One ABS, Inc.
     Mortgage Pass-Through Certificates, Series 1998-1
     ------------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to the provisions of the Agreement, I, Lynn Barry, Assistant Vice President of Equity One, Inc. Inc. (the "Servicer") do hereby certify as follows:

     1. A review of the activities of the Servicer during the period from December 1, 1998 through November 30, 1999 and of its performance under the Agreement has been made under my supervision; and

     2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such period.

     IN WITNESS WHEREOF, I have hereunto set my hand this 31st day of January 2000.

                                              EQUITY ONE, INC.


                                              /s/ Lynn Barry
                                              -----------------------------
                                              Lynn Barry
                                              Assistant Vice President

LB/lv

cc: Stradley Ronon Stevens & Young, LLP
    2600 One Commerce Square
    Philadelphia, PA 19103-7098
    Attn: David Joseph, Esquire

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